EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the sale of shares on the Nasdaq Global Market.  Certain of the prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
12/17/2012	Sale	$6.5330	1	10000
12/18/2012	Sale	$6.6769	2	24030
12/19/2012	Sale	$6.6880	3	1714
12/20/2012	Sale	$6.7873	4	25249
12/21/2012	Sale	$6.8383	5	8808
12/24/2012	Sale	$6.8035	6	1940
12/26/2012	Sale	$6.7567	7	6958
12/27/2012	Sale	$6.8001	8	7890
12/28/2012	Sale	$6.7543	9	4200
12/31/2012	Sale	$6.8160	10	5618
01/02/2013	Sale	$7.1184	11	15704
01/03/2013	Sale	$7.2500		5642
02/05/2013	Sale	$8.0000		100
02/06/2013	Sale	$8.0222	12	13000
02/08/2013	Sale	$8.0356	13	8200
02/11/2013	Sale	$8.1537	14	10638
02/12/2013	Sale	$8.2045	15	13000
02/13/2013	Sale	$8.5531	16	50964
02/14/2013	Sale	$8.5622	17	6142

1 This transaction was executed in multiple trades at prices ranging from $6.50 – 6.565.
2 This transaction was executed in multiple trades at prices ranging from $6.65 – 6.75.
3 This transaction was executed in multiple trades at prices ranging from $6.65 – 6.72.
4 This transaction was executed in multiple trades at prices ranging from $6.765 – 6.81.
5 This transaction was executed in multiple trades at prices ranging from $6.77 – 6.85.
6 This transaction was executed in multiple trades at prices ranging from $6.80 – 6.84.
7 This transaction was executed in multiple trades at prices ranging from $6.75 – 6.81.
8 This transaction was executed in multiple trades at prices ranging from $6.80 – 6.805.
9 This transaction was executed in multiple trades at prices ranging from $6.75 – 6.78.
10 This transaction was executed in multiple trades at prices ranging from $6.80 – 6.85.
11 This transaction was executed in multiple trades at prices ranging from $6.93 – 7.17.
12 This transaction was executed in multiple trades at prices ranging from $8.00 – 8.07.
13 This transaction was executed in multiple trades at prices ranging from $8.00 – 8.07.
14 This transaction was executed in multiple trades at prices ranging from $8.14 – 8.18.
15 This transaction was executed in multiple trades at prices ranging from $8.19 – 8.23.
16 This transaction was executed in multiple trades at prices ranging from $8.30 – 8 .67.
17 This transaction was executed in multiple trades at prices ranging from $8.50 – 8.60.